EXHIBIT 99.1

News Release
Contacts:	Lonny Robinson	Angie Yang
	Chief Financial Officer	Investor Relations
	213.401.2311	PondelWilkinson Inc.
	lonnyr@centerbank.com	310.279.5967
ayang@pondel.com

CENTER FINANCIAL RECEIVES $55 MILLION IN NEW CAPITAL

FROM U.S. TREASURY’S CAPITAL PURCHASE PROGRAM

— Funds Strengthen Company’s Capital Levels, Liquidity, Lending Capacity —

LOS ANGELES – December 12, 2008 – Center Financial Corporation (NASDAQ: CLFC), the holding company of Center Bank, today announced the receipt of $55 million of new capital through the United States Department of the Treasury’s Capital Purchase Program.

“Participation in the Treasury’s Capital Purchase Program underscores the company’s strong financial standing and provides Center Financial with an opportunistic source of low-cost capital,” said Jae Whan (J.W.) Yoo, president and chief executive officer. “In addition to strengthening our capital levels, the new funding enhances the company’s liquidity and boosts our capacity to prudently support the financial needs of the small and mid-sized businesses in our core communities.”

As part of the program, Center Financial entered into a purchase agreement with the U.S. Treasury on December 12, 2008, pursuant to which the company agreed to issue and sell 55,000 shares of Center’s fixed-rate cumulative perpetual preferred stock and a 10-year warrant to purchase 864,780 shares of the company’s common stock at an exercise price of $9.54 per share. The company will pay the government a five percent dividend annually for each of the first five years of the investment and nine percent dividend thereafter until the shares are redeemed.

Additional details of the company’s participation in the Treasury’s Capital Purchase Program, along with a copy of the purchase agreement, will be included in a Form 8-K, which will be furnished in the near future by Center Financial Corporation to the Securities and Exchange Commission and will be made available in the investor relations section of the company’s Web site, www.centerbank.com.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s soundest financial institutions focusing on the Korean-American community, with total assets of $2.04 billion at September 30, 2008. Headquartered in Los Angeles, Center Bank operates 25 branch and loan production offices. Of the company’s 19 full-service branches, 16 are located throughout Southern California, along with one branch in Chicago and two in Seattle. Center Bank’s six loan production offices are strategically located in Seattle, Denver, Washington D.C., Atlanta, Dallas and Northern California. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the company’s capital levels, liquidity and lending capacity. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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